UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2009
Citizens First Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-32041	38-3573852
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

525 Water Street, Port Huron, Michigan (Address of principal executive offices)	48060 (Zip Code)
Registrant’s telephone number, including area code: (810) 987-8300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     Attached as exhibit 99 hereto is a copy of the Company’s investor presentation reflecting recent results and developments.
Item 8.01 Other Events.
     In its quarterly report on Form 10-Q for the fiscal periods ended June 30, 2009, the Company incorrectly stated that a Memorandum of Understanding (the “MOU”) entered into by the Company’s wholly-owned subsidiary bank with its Federal and State regulators requires a minimum Tier 1 risk-based capital ratio of 8%. The terms of the MOU require that the subsidiary bank maintain Tier 1 capital at a level equal to or exceeding 8% of the Bank’s total assets.
     The Form 10-Q also reported that compliance with the capital requirements of the MOU as of June 30, 2009 would have required approximately $65 million in additional Tier 1 equity capital, which amount should have been approximately $68 million in additional Tier 1 equity capital.
     The Company is currently evaluating whether these items require any amendment to its Form 10-Q for the fiscal periods ended June 30, 2009 or to any other periodic report.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description of Exhibit

99	Investor Presentation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 11, 2009	Citizens First Bancorp, Inc.
	By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99	Investor Presentation

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